As filed with the Securities and Exchange Commission on September 24, 2019

Registration No. 333-233657

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AIM ImmunoTech Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	52-0845822
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2117 SW Highway 484

Ocala FL 34473

(352) 448-7797

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas K. Equels

Chief Executive Officer and President

AIM ImmunoTech Inc.

2117 SW Highway 484

Ocala FL 34473

(352) 448-7797

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard Feiner, Esq. John Shin, Esq. Silverman Shin & Byrne PLLC 88 Pine Street, 22nd Floor New York, NY 10005 (212) 779-8600	Oded Har-Even, Esq. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212) 660-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee
Common Stock, $0.001 par value per share (including Series A Junior Participating Preferred Stock Purchase Rights)(3)(6)	$11,500,000	$1,393.80
Pre-funded warrants to purchase shares of common stock and shares of common stock issuable upon exercise thereof(4)	—	—
Warrants to purchase shares of common stock and shares of common stock issuable upon exercise thereof(4)(5)	12,650,000	1,533.18

Underwriter’s warrant to purchase shares of common stock and shares of common stock issuable upon exercise thereof (4)(6)	330,000	40.00

Total	$24,480,000	$2,966.98	(7)

(1)	Includes additional shares of common stock and/or warrants that the Underwriter has the option to purchase solely to cover over-allotments, if any.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)	The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the pre-funded warrants offered and sold in the offering (plus the aggregate exercise price of the common stock issuable upon exercise of the pre-funded warrants), and as such the proposed aggregate maximum offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $11,500,000.

(4)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, dividends or similar transactions.

(5)

The warrants are exercisable at a per share exercise price equal to 110% of the public offering price of one share of common stock. The proposed maximum aggregate public offering price of the shares of common stock issuable upon the exercise of the warrants was calculated to be $12,650,000, (which is 100% of $11,500,000 since each share of common stock or each pre-funded warrant will receive a warrant to purchase one share of common stock).

(6)	This Registration also relates to the rights to purchase shares of Series A Junior Participating Preferred Stock of the Registrant, which are attached to all shares of Common Stock pursuant to the terms of the Registrant’s Amended and Restated Rights Agreement dated November 14, 2017 described herein under the section “Description of Capital Stock.” Until the occurrence of prescribed events, the preferred share purchase rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred with and only with such Common Stock. The preferred share purchase rights are appurtenant to and trade with the Common Stock and no separate consideration will be received for the preferred share purchase rights. Therefore, the registration fee for the preferred shares purchase rights is included in the fee for the Common Stock.

(7)	$2,196.75 of the filing fee previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 2019

AIM ImmunoTech Inc.

(Formerly, Hemispherx Biopharma, Inc.)

5,813,953 Shares of Common Stock

Pre-funded Warrants to Purchase Up to 5,813,953 Shares of Common Stock

Warrants to Purchase 5,813,953 Shares of Common Stock

This is a “best efforts” offering of 5,813,953 shares of our common stock, $0.001 par value per share, and warrants to purchase up to 5,813,953 shares of our common stock (and the shares of common stock that are issuable from time to time upon exercise of the warrants). Each warrant will have an exercise price of 110% of the public offering price of the common stock and will result in the issuance of one share of common stock to the holder of such warrant. Each warrant will expire on the fifth anniversary of the original issuance date. The shares of our common stock and warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

We are also offering to each purchaser whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants, in lieu of shares of common stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. The purchase price of each pre-funded warrant will equal the price per share at which the shares of common stock are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per share. As a result, the net proceeds we receive will be reduced by $0.001 per pre-funded warrant. Each pre-funded warrant will be immediately exercisable for one share of our common stock and may be exercised at any time until all of the pre-funded warrants are exercised in full. The shares of our common stock, warrants and pre-funded warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

Each pre-funded warrant purchased in this offering in lieu of common stock also is being sold together with a warrant. Because a warrant is being sold together in this offering with each share of common stock and, in the alternative, each pre-funded warrant to purchase one share of common stock, the number of warrants sold in this offering will not change as a result of a change in the mix of the shares of our common stock and pre-funded warrants sold. This prospectus also relates to the shares of common stock issuable upon exercise of any pre-funded warrants and any warrants sold in this offering. The pre-funded warrants and warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

Our common stock is listed on the NYSE American under the symbol “AIM”. The last reported sale price for our common stock on the NYSE American on September 23, 2019 was $1.72 per share. The actual number of securities, and the offering price per share of common stock or pre-funded warrant, will be as determined between us and A.G.P./Alliance Global Partners, or A.G.P. or the Underwriter, at the time of pricing, and may be at a discount to the current market price. Therefore, the recent market price used throughout this prospectus may not be indicative of the actual public offering price for our common stock or for the pre-funded warrants. The public offering price of the warrant is $0.001 per warrant. There is no established public trading market for the pre-funded warrants or the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the pre-funded warrants or the warrants on any national securities exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share and Warrant	Per Pre-Funded Warrant and Warrant	Total
Public offering price(1)	$	$	$
Underwriting discounts and commissions(2)	$	$	$
Proceeds to us, before expenses	$	$	$

(1) The public offering price is $             per share of common stock, $                per pre-funded warrant and $0.001 per accompanying warrant.

(2) We have agreed to reimburse the Underwriter for certain expenses. See “Underwriting” beginning on page 25 of this prospectus for a description of the compensation payable to the Underwriter.

We have granted a 45-day option to the Underwriter to purchase up to 872,093 additional shares of common stock and/or warrants to purchase up to 872,093 shares of common stock from us solely to cover over-allotments, if any.

This offering is being completed on a “best efforts” basis and the Underwriter has no obligation to buy any shares of common stock, pre-funded warrant and warrant from us or to arrange for the purchase or sale of any specific number or dollar amount of such securities.

The Underwriter expects to deliver the securities to purchasers in the offering on or about September         , 2019.

Sole Book-Running Manager

A.G.P.

The date of this Prospectus is          , 2019

You should rely only on the information we have included or incorporated by reference into this prospectus. Neither we nor the Underwriter has authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus. You must not rely upon any information or representation not contained or incorporated by reference into this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered, or securities are sold, on a later date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in that jurisdiction. We have not and the Underwriter has not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described in this prospectus under the heading “Where You Can Find More Information.”

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before you decide to invest in our securities, you should read this entire prospectus carefully, including the section entitled “Risk Factors” and any information incorporated by reference herein. Unless the context otherwise requires, references in this prospectus to “AIM,” “the Company,” “we,” “us” and “our” refer to AIM ImmunoTech Inc. and our subsidiaries.

Our Business

We are an immuno-pharma company focused on the research and development of therapeutics to treat multiple types of cancers, as well as immune-deficiency disorders, including myalgic encephalomyelitis/chronic fatigue syndrome (ME/CFS). We have established a strong foundation of laboratory, pre-clinical and clinical data with respect to the development of nucleic acids and natural interferon to enhance the natural antiviral defense system of the human body and to aid the development of therapeutic products for the treatment of certain cancers and chronic diseases.

Our flagship products include Ampligen® (rintatolimod), a drug of large macromolecular RNA (ribonucleic acid) molecules, and Alferon N Injection® (Interferon Alfa-N3).

Ampligen® represents an RNA being developed for globally important cancers, viral diseases and disorders of the immune system. Ampligen® has in the clinic demonstrated the potential for standalone efficacy in a number of solid tumors. We have also seen success in increasing survival rates and efficacy in the treatment of animal tumors when Ampligen® is used in combination with checkpoint blockade therapies. This success in the field of immuno-oncology has guided our focus toward the potential use of Ampligen® as a combinational therapy for the treatment of a variety of solid tumor types. There are currently multiple Ampligen® clinical trials — both underway and planned — at major cancer research centers around the country. Ampligen ® is also being used as a monotherapy to treat pancreatic cancer patients in an Early Access Program (EAP) approved by the Inspectorate of Healthcare in the Netherlands at Erasmus Medical Center.

Ampligen® is also being evaluated for the treatment of ME/CFS. We are currently sponsoring an expanded access program (EAP) for ME/CFS patients in the U.S. In August 2016, we received approval of our NDA from Administracion Nacional de Medicamentos, Alimentos y Tecnologia Medica (ANMAT) for commercial sale of Ampligen® (trade name rintatolimod) in the Argentine Republic for the treatment of severe CFS. With regulatory approval in Argentina, to the best of our knowledge, Ampligen® is the world’s only approved therapeutic for ME/CFS. We continue to pursue our Ampligen New Drug Application, or NDA, for the treatment of ME/CFS with the U.S. Food and Drug Administration, or FDA.

Alferon N Injection® is approved for a category of sexually transmitted diseases infection and patients that are intolerant to recombinant interferon in Argentina. Alferon is the only natural-source, multi-species alpha interferon currently approved for sale in the U.S. for the intralesional treatment of refractory (resistant to other treatment) or recurring external Condylomata Acuminata/genital warts (GW) in patients 18 years of age or older. Certain types of human papilloma viruses cause GW. We also have approval from ANMAT for the treatment of refractory patients that failed or were intolerant to treatment with recombinant interferon in Argentina. We have developed and, with proper funding, will be seeking FDA Pre-Approval Inspection of a high-volume, high-efficiency, upgraded manufacturing process to allow for the commercial viability of Alferon®.

Recent Developments

Currently, six Ampligen® clinical trials are open for enrollment at university cancer centers testing whether tumor microenvironments can be reprogrammed to increase the effectiveness of cancer immunotherapy, including checkpoint inhibitors:

●	Advanced Recurrent Ovarian Cancer - Phase 1 / 2 study of intraperitoneal chemo-immunotherapy in advanced recurrent ovarian cancer at University of Pittsburgh Medical Center. Phase 1 portion establishes intraperitoneal safety with positive survival data.

●	Advanced Recurrent Ovarian Cancer - A follow-up Phase 2 study of advanced recurrent ovarian cancer using cisplatin, pembrolizumab, plus Ampligen at University of Pittsburgh Medical Center. Up to 45 patients to be enrolled. Enrollment has commenced and the first patients have just commenced treatment.

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●	Stage 4 Metastatic Triple Negative Breast Cancer - Phase 2 study of metastatic triple-negative breast cancer using chemokine modulation therapy, including Ampligen and pembrolizumab at Roswell Park Comprehensive Cancer Center. Two of the planned 6 patients enrolled and treated.

●	Stage 4 Colorectal Cancer Metastatic to the Liver - Phase 2a study of Ampligen as component of chemokine modulatory regimen on colorectal cancer metastatic to liver at Roswell Park Comprehensive Cancer Center. Seven of 12 planned patients enrolled and treated.

●	Early-Stage Prostate Cancer - Phase 2 study investigating the effectiveness and safety of aspirin and Ampligen with or without interferon-alpha 2b (Intron A) compared to no drug treatments in a randomized three-arm study of patients with prostate cancer before undergoing radical prostatectomy (Roswell Park Comprehensive Cancer Center, Dr. G. Chatta, PI). IRB and FDA approval to proceed received; pending internal tasks before the study can be opened, with the goal of the end of September. Up to 60 patients to be enrolled.

●	Early-Stage Triple Negative Breast Cancer - Phase 1 study of chemokine modulation plus neoadjuvant chemotherapy in patients with early-stage triple negative breast cancer is awaiting FDA authorization. The objective of this study is to evaluate the safety and tolerability of a combination of Ampligen, celecoxib with or without Intron A, when given along with chemotherapy. The goal of this approach is to increase survival.

In addition, five Ampligen clinical trials are planned for initiation in 2019 or 2020, subject to funding:

●	Stage 4 Refractory Metastatic Colorectal Carcinoma - Phase 2 study of Ampligen plus pembrolizumab in Stage 4 refractory metastatic colorectal carcinoma at Roswell Park Comprehensive Cancer Center. Dr. P. Boland, PI. Up to 22 patients to be enrolled.

●	Stage 4 Urothelial, Melanoma and Renal Cell Carcinoma - Phase 2 study of Stage 4 urothelial (bladder), melanoma and renal cell carcinoma, resistant to checkpoint blockade, using Ampligen plus checkpoint blockade at Roswell Park Comprehensive Cancer Center. Protocol design currently being finalized.

●	Non-Small Cell Lung Cancer - First-line therapy for non-small cell lung cancer with SOC chemotherapy plus Ampligen and pembrolizumab at University of Nebraska Medical Center. Dr. V. Ernani, PI. Study design and budget being developed. However, we now anticipate an extended delay, as other studies with funding have moved ahead of the Ampligen project.

●	Advanced Pancreatic Cancer - Phase 2 study in advanced pancreatic cancer using checkpoint blockade plus Ampligen at University of Nebraska Medical Center. Dr. K. Klute, PI. Protocol and budget being developed.

●

Brain-Metastatic Breast Cancer - Phase 2 study to assess the effectiveness of a three-pronged strategy combining distinct immunotherapy approaches, including Ampligen. (Roswell Park Comprehensive Cancer Center, Dr. S. Gandhi, PI). On September 18, 2019, Roswell Park announced it had received a $6.42 million “Breakthrough Award” in funding from the U.S. Department of Defense.

There is also an Expanded Access Program (EAP) with Ampligen as a standalone treatment in pancreatic cancer at Erasmus University, The Netherlands, conducted by Professor Casper van Eijck. Eligibility for the EAP includes adults with metastatic or locally advanced pancreatic carcinoma following FOLFIRINOX and adults post-Whipple procedure. Systemic Immune-Inflammation Index and restaging scans/x-rays were performed every 6 weeks. The EAP was initially approved for extremely advanced cases, but is now approved for all pancreatic cancer, regardless of stage.

General Corporate Information

We are incorporated under the laws of the State of Delaware. Our principal offices are located at 2117 SW Highway 484, Ocala Florida 34473. Effective September 3, 2019, we changed our name from Hemispherx, Biopharma Inc. to AIM ImmunoTech Inc. We operate a 30,000 sq. ft. facility located at 783 Jersey Avenue, New Brunswick, New Jersey 08901 with the objective of producing Ampligen® and Alferon®. Our website address is currently is www.aimimmuno.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, and that can be accessed through, our website is not incorporated into and is not a part of this prospectus.

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The Offering

Common Stock Offered by Us	5,813,953 Shares.

Pre-funded Warrants Offered by Us	We are also offering to each purchaser whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants, in lieu of shares of common stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant will equal the price per share at which the shares of common stock are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per share. The pre-funded warrants are exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share. The pre-funded warrants also provide that in the event of a fundamental transaction we are required to cause any successor entity to assume our obligations under the pre-funded warrants. In addition, the holder of the pre-funded warrant will be entitled to receive upon exercise of the pre-funded warrant the kind and amount of securities, cash or property that the holder would have received had the holder exercised the pre-funded warrant immediately prior to such fundamental transaction. Each holder of pre-funded warrants will be prohibited from exercising its pre-funded warrant for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%. This prospectus also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis.

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Warrants Offered by Us	Each share of our common stock and each pre-funded warrant is being sold together with a warrant to purchase an additional share of our common stock. Each warrant will have an exercise price of 110% of the public offering price of the common stock (subject to appropriate adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events). Each warrant will expire on the fifth anniversary of the original issuance date. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share. The warrants also provide that in the event of a fundamental transaction we are required to cause any successor entity to assume our obligations under the warrants. In addition, the holder of the warrant will be entitled to receive upon exercise of the warrant the kind and amount of securities, cash or property that the holder would have received had the holder exercised the warrant immediately prior to such fundamental transaction. Because a warrant is being sold together in this offering with each share of common stock and, in the alternative, each pre-funded warrant to purchase one share of common stock, the number of warrants sold in this offering will not change as a result of a change in the mix of the shares of our common stock and pre-funded warrants sold. Each holder of warrants will be prohibited from exercising its warrant for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%. This prospectus also relates to the shares of common stock issuable upon exercise of any warrants sold in this offering.

Common Stock to be Outstanding after this Offering

8,912,584 shares (or 9,784,677 shares if the Underwriter exercises in full its over-allotment option in respect of shares of common stock only), assuming no sale of any pre-funded warrants and no exercise of any warrants issued in this offering.

Option to Purchase Additional Shares

We have granted the Underwriter a 45-day over-allotment option to purchase up to 872,093 additional shares of common stock and/or warrants to purchase up to 872,093 shares of common stock less estimated underwriting discounts and commissions.

Best Efforts

We have agreed to issue and sell the securities offered hereby to the public through the Underwriter, and the Underwriter has agreed to offer and sell such shares on a “best efforts” basis. The Underwriter is not required to sell any specific number or dollar amount of the securities offered hereby, but will use its best efforts to sell such securities. See “Underwriting” on page 25 of this prospectus.

Use of Proceeds

We estimate the net proceeds to us from this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $8,825,000 or approximately $10,220,000 if the Underwriter exercises its option to purchase additional shares of common stock and/or warrants in full, assuming a public offering price of $1.72 per share, which is the last reported sale price of our common stock on the NYSE American on September 23, 2019. The actual offering price for the offered securities will be as determined between us and the Underwriter at the time of pricing, and may be at a discount to the current market price. We intend to use the net proceeds from this offering, along with our available cash and cash equivalents, for the manufacturing of Ampligen, ongoing clinical trials and general administrative and operational expenses associated with our ongoing activities. In addition, we may utilize the net proceeds to repays a portion of one of our outstanding notes.

Please see “Use of Proceeds” for more detailed information.

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Risk Factors	An investment in our securities involves a high degree of risk. See the section titled “Risk Factors” beginning on page 6 of this prospectus and the similarly titled sections in the documents incorporated by reference into this prospectus.

NYSE American Symbol for Our Common Stock	“AIM”.

No Market for the Pre-funded Warrants or Warrants	We do not intend to list any pre-funded warrants or warrants on any securities exchange or nationally recognized trading system.

Outstanding Shares

Unless otherwise indicated herein, the number of shares of our common stock outstanding prior to and after this offering is based on 3,098,631 shares outstanding as of September 23, 2019 and excludes:

●	214,713 shares of our common stock issuable upon the exercise of stock options, with a weighted-average exercise price of $0.65 per share;

●	364,190 shares of our common stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $16.93 per share;

●	89,318 shares issuable pursuant to conversion of outstanding Series B Convertible Preferred Stock;

●	121,653 other shares of our common stock reserved for future issuance under our 2018 Equity Incentive Plan;

●	no exercise by the underwriter of its option to purchase additional shares of common stock and/or warrants from us;

●	no exercise of the pre-funded warrants or warrants being offered in this prospectus; and

●	no exercise of the outstanding stock options or warrants described above.

○	Unless otherwise indicated, the information in this prospectus assumes:

●	the one-for-44 four reverse stock split of our common stock that was effected on June 10, 2019.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2018 and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. These risk factors relate to our business, regulatory matters, and ownership of our common stock. In addition, the following risk factors present material risks and uncertainties associated with this Offering. The risks and uncertainties incorporated by reference into this prospectus or described below are not the only ones we face. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. If any of the matters discussed in the following risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected, the market price of our common stock could decline and you could lose all or part of your investment in our securities.

Risks Relating to our Securities and this Offering

The market price of our stock may be adversely affected by market volatility.

The market price of our common stock has been and is likely to be volatile. This is especially true given the current significant instability in the financial markets. In addition to general economic, political and market conditions, the price and trading volume of our stock could fluctuate widely in response to many factors, including:

●	announcements of the results of clinical trials by us or our competitors;
●	announcements of availability or projections of our products for commercial sale;
●	announcements of legal actions against us and/or settlements or verdicts adverse to us;
●	adverse reactions to our products;
●	governmental approvals, delays in expected governmental approvals or withdrawals of any prior governmental approvals or public or regulatory agency comments regarding the safety or effectiveness of our products, or the adequacy of the procedures, facilities or controls employed in the manufacture of our products;
●	changes in U.S. or foreign regulatory policy during the period of product development;
●	developments in patent or other proprietary rights, including any third party challenges of our intellectual property rights;
●	announcements of technological innovations by us or our competitors;
●	announcements of new products or new contracts by us or our competitors;
●	actual or anticipated variations in our operating results due to the level of development expenses and other factors;
●	changes in financial estimates by securities analysts and whether our earnings meet or exceed the estimates;
●	conditions and trends in the pharmaceutical and other industries;
●	new accounting standards;
●	overall investment market fluctuation;
●	restatement of prior financial results;
●	notice of NYSE American non-compliance with requirements; and
●	occurrence of any of the risks described in these “Risk Factors” and those incorporated by reference herein.

Our common stock is listed for quotation on the NYSE American. For the year ended December 31, 2018, the trading price of our common stock has ranged from $7.92 to $27.28 per share. For the six months ended June 30, 2019, the trading price of our common stock has ranged from $3.98 to $11.44. We expect the price of our common stock to remain volatile. The average daily trading volume of our common stock varies significantly.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

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There is no public market for the pre-funded warrants or the warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants or the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants or the warrants on any securities exchange or nationally recognized trading system, including the NYSE American. Without an active market, the liquidity of the pre-funded warrants and the warrants will be limited.

New investors purchasing our common stock in this offering will experience immediate and substantial dilution in the net tangible book value of their investment.

The public offering price is substantially higher than the net tangible book value per share of our common stock immediately prior to this offering. Therefore, if you purchase common stock in this offering, you will incur immediate dilution of approximately $0.24 in pro forma as adjusted net tangible book value per share as of June 30, 2019 from the price you paid, based on an assumed public offering price of $1.72 per share, which is the last reported sale price of our common stock on the NYSE American on September 23, 2019. To the extent outstanding options or warrants, including the pre-funded warrants and warrants issued in the offering, are ultimately exercised or outstanding shares of Series B Convertible Preferred Stock are converted, there may be further dilution to investors who purchase shares in this offering. In addition, if the Underwriter exercises its option to purchase additional shares of common stock and/or warrants or if we issue additional equity securities, investors purchasing shares in this offering may experience additional dilution. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. The discussion above assumes no sale of pre-funded warrants, which if sold and not exercised, would reduce the number of shares of common stock that we are offering on a one-for-one basis.

Future sales and issuances of our common stock or other securities may result in significant dilution and could cause the price of our common stock to decline.

We may issue shares to be used to meet our capital requirements or use shares to compensate employees, consultants and/or Directors. We completed a rights offering to our stockholders and certain option and warrant holders in March 2019, pursuant to which we issued Preferred stock convertible into an aggregate of 89,318 shares of common stock and common stock purchase warrants. In addition, as of September 23, 2019, we have outstanding common stock purchase warrants, inclusive of the warrants issued in the rights offering, for the purchase of 364,190 shares of our common stock. All of the shares of common stock issuable upon conversion of the above referenced preferred stock and exercise of the above referenced common stock warrants have been registered for public sale. We also have registered securities for public sale pursuant to a universal shelf registration statement and we had been selling shares under this shelf registration statement. In this regard we have an “at-the-market” offering program with Maxim Group LLC pursuant to which we can publicly sell shares of our common stock.

We are unable to estimate the amount, timing or nature of future sales of outstanding common stock or instruments convertible into or exercisable for our common stock. Sales of substantial amounts of our common stock in the public market, including the registered shares referred to above and shares and warrant shares registered in this Offering as well as sales of additional securities pursuant to our equity distribution agreements with Maxim Group LLC or otherwise under the universal shelf registration statement, could cause the market price for our common stock to decrease. Furthermore, a decline in the price of our common stock would likely impede our ability to raise capital through the issuance of additional shares of common stock or other equity securities.

Our charter documents and Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our common stock.

Our certificate of incorporation, as amended, or the Certificate of Incorporation, and our Bylaws, as amended, or the Bylaws, contain provisions that could delay or prevent a change in control of our Company. These provisions could also make it more difficult for stockholders to elect directors and take other corporate actions. These provisions include:

●	our Bylaws may be amended or repealed by our board of directors or our stockholders;
●	our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of our board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve;
●	our stockholders do not have cumulative voting rights, and therefore our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors; and
●	our stockholders must comply with advance notice provisions to bring business before or nominate directors for election at a stockholder meeting.

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We also have a stockholder rights plan that, if triggered, could discourage potential acquisition of control of our company.

In addition, the provisions of Section 203 of the Delaware General Corporation Law govern us. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us for a certain period of time without the consent of our board of directors.

These and other provisions in our Certificate of Incorporation and our Bylaws and under Delaware law could discourage potential takeover attempts, reduce the price that investors might be willing to pay in the future for shares of our Common Stock and result in the market price of our Common Stock being lower than it would be without these provisions.

The market price of our common stock may never exceed the exercise price of the warrants issued in connection with this offering.

The warrants being issued in connection with this offering become exercisable upon issuance and will expire five years from the date of issuance. The market price of our common stock may never exceed the exercise price of the warrants prior to their date of expiration.

This offering is being conducted on a “best efforts” basis and there can be no assurance that the offering contemplated hereby will ultimately be consummated.

The Underwriter is offering the securities on a “best efforts” basis, and the Underwriter is under no obligation to purchase any securities for its own account. The Underwriter is not required to sell any specific number or dollar amount of securities in this offering but will use its best efforts to sell the securities offered in this prospectus. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

Risks Related to Our Business

Investors should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, as may be amended from time to time, and in subsequent filings that are incorporated herein by reference. All of these risk factors are incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.

All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “think,” “may,” “could,” “will,” “would,” “should,” “continue,” “potential,” “likely,” “opportunity” and similar expressions or variations of such words are intended to identify forward-looking statements but are not the exclusive means of identifying forward-looking statements.

Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties inherent in our business including, without limitation: our ability to adequately fund our projects as we will need additional funding to proceed with our objectives, the potential therapeutic effect of our products, the possibility of obtaining regulatory approval, our ability to find senior co-development partners with the capital and expertise needed to commercialize our products and to enter into arrangements with them on commercially reasonable terms, our ability to manufacture and sell any products, our ability to enter into arrangements with third party vendors, market acceptance of our products, our ability to earn a profit from sales or licenses of any drugs, our ability to discover new drugs in the future, changing market conditions, changes in laws and regulations affecting our industry, and issues related to our New Brunswick, New Jersey facility. In February 2013, we received a Complete Response Letter from the Food and Drug Administration, or FDA, for our Ampligen New Drug Application, or NDA, for the treatment of Chronic Fatigue Syndrome. The FDA communicated that we should conduct at least one additional clinical trial, complete various nonclinical studies and perform a number of data analysis. Accordingly, the remaining steps to potentially gain FDA approval of the Ampligen NDA, the final results of these and other ongoing activities could vary materially from our expectations and could adversely affect the chances for approval of the Ampligen NDA. These activities and the ultimate outcomes are subject to a variety of risks and uncertainties, including but not limited to risks that (i) the FDA may ask for additional data, information or studies to be completed or provided; and (ii) the FDA may require additional work related to the commercial manufacturing process to be completed or may, in the course of the inspection of manufacturing facilities, identify issues to be resolved.

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In August 2016, we received approval of our NDA from Administracion Nacional de Medicamentos, Alimentos y Tecnologia Medica, or ANMAT, for commercial sale of rintatolimod (U.S. tradename: Ampligen®) in the Argentine Republic for the treatment of severe CFS. The product will be marketed by GP Pharm, our commercial partner in Latin America. We believe, but cannot assure, that this approval provides a platform for potential sales in certain countries within the European Union under regulations that support cross-border pharmaceutical sales of licensed drugs. In Europe, approval in a country with a stringent regulatory process in place, such as Argentina, should add further validation for the product as the Early Access Program, or EAP, as discussed below and underway in Europe in pancreatic cancer. ANMAT approval is only an initial, but important, step in the overall successful commercialization of our product. There are a number of actions that must occur before we could be able to commence commercial sales in Argentina. Commercialization in Argentina will require an appropriate reimbursement level, appropriate marketing strategies, and the FDA’s authorization to ship product from the U.S. to Argentina. Approval of rintatolimod for severe CFS in the Argentine Republic does not in any way suggest that the Ampligen NDA in the United States or any comparable application filed in the European Union or elsewhere will obtain commercial approval.

In May 2016, we entered into a five-year agreement with myTomorrows, a Netherlands based company, for the commencement and management of an EAP in Europe and Turkey related to CFS. Pursuant to the agreement, myTomorrows, as our exclusive service provider and distributor in this territory, is performing EAP activities. In January 2017, the EAP was extended to pancreatic cancer patients beginning in the Netherlands. In February 2018, we signed an amendment to extend the territory to cover Canada to treat pancreatic cancer patients, pending government approval. In March 2018, we signed an amendment to which myTomorrows will be our exclusive service provider for special access activities in Canada for the supply of Ampligen for the treatment of CFS. No assurance can be given that we can sufficiently supply product should we experience an unexpected demand for Ampligen in our clinical studies, the commercial launch in Argentina or pursuant to the EAPs. No assurance can be given that Ampligen will prove effective in the treatment of pancreatic cancer.

Currently, six Ampligen clinical trials are open for enrollment. All five of the trials are at university cancer centers testing whether tumor microenvironments can be reprogrammed to increase the effectiveness of cancer immunotherapy, including checkpoint blockade. Three are at Roswell Park Comprehensive Cancer Center and the other two are at the University of Pittsburgh Medical Center. No assurance can be given as to the results of these underway trials. Six additional cancer trials in collaboration with University Medical/Cancer Research Centers are in various pre-enrollment stages. These six trials are using Ampligen plus checkpoint blockade or chemokine modulation. No assurance can be given as to whether some or all of the planned additional oncology clinical trials will occur and they are subject to many factors including lack of regulatory approval(s), lack of study drug, or a change in priorities at the sponsoring Universities or Cancer Centers. Even if these additional clinical trials are initiated, we cannot assure that these clinical studies or the four studies underway will be successful or yield any useful data.

Our overall objectives include plans to continue seeking approval for commercialization of Ampligen in the United States and abroad as well as seeking to broaden commercial therapeutic indications for Alferon N Injection presently approved in the United States and Argentina. We continue to pursue senior co-development partners with the capital and expertise needed to commercialize our products and to enter into arrangements with them on commercially reasonable terms. Our ability to commercialize our products, widen commercial therapeutic indications of Alferon N Injection and/or capitalize on our collaborations with research laboratories to examine our products are subject to a number of significant risks and uncertainties including, but not limited to our ability to enter into more definitive agreements with some of the research laboratories and others that we are collaborating with, to fund and conduct additional testing and studies, whether or not such testing is successful or requires additional testing and meets the requirements of the FDA and comparable foreign regulatory agencies. We do not know when, if ever, our products will be generally available for commercial sale for any indication.

We outsource certain components of our manufacturing, quality control, marketing and distribution while maintaining control over the entire process through our quality assurance and regulatory groups. We cannot provide any guarantee that the facility or our contract manufacturer will necessarily pass an FDA pre-approval inspection for Alferon manufacture.

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The production of new Alferon Active Pharmaceutical Ingredient, or API, inventory will begin once the validation phase is complete. While the facility has already been approved by the FDA under the Biological License Application, or BLA, for Alferon, this status will need to be reaffirmed by a successful Pre-Approval Inspection by the FDA prior to commercial sale of newly produced inventory product. If and when the Company obtains a reaffirmation of FDA BLA status and has begun production of new Alferon API, it will need FDA approval as to the quality and stability of the final product before commercial sales can resume. We will need additional funds to finance the revalidation process in our facility to initiate commercial manufacturing, thereby readying ourselves for an FDA Pre-Approval Inspection. If we are unable to gain the necessary FDA approvals related to the manufacturing process and/or final product of new Alferon inventory, our operations most likely will be materially and/or adversely affected. In light of these contingencies, there can be no assurances that the approved Alferon N Injection product will be returned to production on a timely basis, if at all, or that if and when it is again made commercially available, it will return to prior sales levels. In addition, we are currently manufacturing polymers in our New Brunswick facility to be used for the production of Ampligen to satisfy our future needs. While we anticipate that we will continue to manufacturing polymers at the New Brunswick facility, we may need additional funding. There cannot be any guarantee that we will obtain adequate funds to sustain manufacturing at the New Brunswick facility or that the facility will be able to manufacture sufficient lots for the commercial launch of Ampligen. We believe, and are investigating, Ampligen’s potential role in enhancing the activity of influenza vaccines. While certain studies involving rodents, non-human primates (monkeys) and healthy human subjects indicate that Ampligen may enhance the activity of influenza vaccines by conferring increased cross-reactivity or cross-protection, further studies will be required and no assurance can be given that Ampligen will assist in the development of a universal vaccine for influenza or other viruses.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained or incorporated herein, whether as a result of any new information, future events, changed circumstances or otherwise. You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus.

This prospectus, including the information incorporated by reference, also refers to estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of our common stock and pre-funded warrants, and accompanying warrants, in this offering will be approximately $8,825,000, or approximately $10,220,000 if the Underwriter exercises its option to purchase additional shares of common stock and/or warrants in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us and assuming a public offering price of $1.72 per share, which is the last reported sale price of our common stock on the NYSE American on September 23, 2019.

We intend to use the net proceeds from this offering, along with our available cash and cash equivalents, for the manufacturing of Ampligen, ongoing clinical trials and general administrative and operational expenses associated with our ongoing activities.

We also may use a portion of the net proceeds to pay down debt under our September 2018 secured promissory note with Iliad Research and Trading, L.P., or the “Iliad Note”. Pursuant to the Iliad Note, as of September 23, 2019, there was $2,327,568 in principal and accrued interest owing. The Iliad Note bears interest at 10%, per annum and is due on September 28, 2020. We used the net proceeds from this note for manufacturing and operating capital.

This expected use of net proceeds from this offering represents our intention based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We have no current agreements, commitments or understandings for any material acquisitions or licenses of any products, businesses or technologies.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our board of directors may deem relevant.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2019:

●	on an actual basis as of June 30, 2019;
●	on an as adjusted basis to give further effect to the issuance and sale of 5,813,953 shares of our common stock in this offering at an assumed public offering price of $1.72 per share, which is the last reported sale price for our common stock on the NYSE American on September 23, 2019, and warrants to purchase up to 5,813,953 shares of common stock, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assumes no sale of pre-funded warrants in the offering or the Underwriter’s over-allotments, and excludes the proceeds, if any, from the exercise of any pre-funded warrants and warrants issued in this offering.
●	Includes $1.9 million of debt incurred in August 2019.

Our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with the section of this prospectus titled “Use of Proceeds,” as well as our consolidated financial statements and the related notes and the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report for the year ended December 31, 2018 and our Quarterly Report for the six months ended June 30, 2019, each of which is incorporated by reference herein.

	Actual	As Adjusted(1)
	(in thousands)
Cash and cash equivalents(2)	$959	$13,079

Current portion of long-term loan	205	205

Stockholders’ equity:
Preferred stock, $0.01 par value per share: 5,000,000 shares authorized	-	-
8,000 shares designated as Series B Convertible Preferred Stock, state values $1,000 per share; 1,221 shares issued and outstanding and as adjusted	1,221	1,221
Common stock, $0.001 par value per share: 350,000,000 shares authorized, 2,214,930 shares issued and outstanding, actual; 8,912,584 shares issued and outstanding, as adjusted	2	8
Additional paid-in capital	329,295	339,634
Accumulated deficit	(323,970)	(323,970)
Total stockholders’ equity	6,548	16,893
Total capitalization	$6,753	15,719

(1)

Each $1.00 increase (decrease) in the assumed public offering price per share would increase (decrease) the amount of cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $4,505,505, assuming the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, that no pre-funded warrants are sold, that the Underwriter’s over-allotment is not exercised, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares of common stock to be issued in this offering. Each increase (decrease) of 1.0 million shares offered by us would increase (decrease) the as adjusted amount of cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $1,599,600, assuming the assumed public offering price remains the same, that no pre-funded warrant are sold and excluding the proceeds, if any, from the exercise of the warrants and pre-funded warrants, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted figures are illustrative only and will be adjusted based on the actual public offering price and other terms of this offer determined at pricing.

(2)	The shares of common stock issued and outstanding, as adjusted, will be reduced on a one-for-one basis by the number of pre-funded warrants sold, if any, in this offering.

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The foregoing table is based on 3,098,631 shares outstanding as of September 23, 2019 and excludes:

●	5,813,953 shares of common stock issuable upon exercise of the warrants being offered in this prospectus;
●	214,713 shares of our common stock issuable upon the exercise of stock options, with a weighted-average exercise price of $0.65 per share;
●	364,190 shares of our common stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $16.93 per share;
●	89,318 shares issuable pursuant to conversion of outstanding Series B Convertible Preferred Stock; and
●	121,653 other shares of our common stock reserved for future issuance under our 2018 Equity Incentive Plan.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and pre-funded warrant and the as adjusted net tangible book value per share of our common stock after this offering.

Our historical net tangible book as of June 30, 2019 was $5,499,000 or $2.48 per share of our common stock. Historical net tangible book per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of June 30, 2019.

After giving effect to the issuance and sale of 5,813,953 shares of our common stock in this offering at an assumed public offering price of $1.72 per share, which is the last reported sale price of our common stock on the NYSE American on September 23, 2019, and the accompanying warrants at a purchase price of $0.001 per warrant, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no sale of pre-funded warrants in the offering and excluding the proceeds, if any, from the exercise of the warrants and pre-funded warrant, our as adjusted net tangible book value as of September 23, 2019 would have been $15,719,000 or $1.96 per share. This represents an immediate decrease in net tangible book value per share of $0.52 to existing stockholders and immediate dilution of 0.52 per share to new investors purchasing securities in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$1.72
Historical net tangible book per share as of June 30, 2019	$2.48
Decrease in net tangible book value per share attributable to new investors participating in this offering	$0.52
As adjusted net tangible book value per share after this offering		$1.96
Dilution per share to new investors participating in this offering		$0.24

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Each $1.00 increase (decrease) in the assumed public offering price of $2,22 per share, which is the last reported sale price of our common stock on the NYSE American on September 23, 2019 would increase (decrease) our as adjusted net tangible book value per share after this offering by approximately $5,813,953, respectively, assuming the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, and assuming no pre-funded warrants are sold and excluding the proceeds, if any, from the exercise of the warrants and pre-funded warrants, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares of common stock to be issued in this offering. Each increase or decrease of 1.0 million shares offered by us would increase or decrease our as adjusted net tangible book value per share by $1,599,600, assuming that the assumed public offering price remains the same, and assuming that no pre-funded warrants are sold and excluding the proceeds, if any, from the exercise of the warrants and pre-funded warrants, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. If any pre-funded warrants are sold in the offering, the number of shares used to calculate the as adjusted net tangible book value will be decreased on a one-for-one basis and the as adjusted net tangible book value will be decreased by $0.001 per pre-funded warrant sold. The information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering as determined between us and the Underwriter at pricing.

The foregoing tables and calculations are based on 3,098,631 shares outstanding as of September 23, 2019, and excludes:

●	5,813,953 shares of common stock issuable upon exercise of the warrants being offered in this prospectus;
●	214,713 shares of our common stock issuable upon the exercise of stock options, with a weighted-average exercise price of $0.65 per share;
●	364,190 shares of our common stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $16.93 per share;
●	89,318 shares issuable pursuant to conversion of outstanding Series B Convertible Preferred Stock; and
●	121,653 other shares of our common stock reserved for future issuance under our 2018 Equity Incentive Plan.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the rights of our common stock and outstanding warrants and related provisions of our Certificate of Incorporation and Bylaws. For more detailed information, please see our Certificate of Incorporation and Bylaws.

All share and per share numbers in this prospectus have been adjusted to reflect the one-for-44 reverse stock split of our issued and outstanding shares of common stock effected on June 10, 2019.

Common Stock

This section describes the general terms and provisions of the shares of our common stock, $0.001 par value. We have 350,000,000 shares of authorized common stock.

As of September 23, 2019, there were:

●	3,098,631 shares of common stock issued and outstanding;
●	364,190 warrants to purchase 364,190 shares of common stock outstanding;
●	options to purchase 214,713 shares of common stock outstanding;
●	786 Shares of Series B Preferred Stock convertible in to 89,318 shares of common stock outstanding; and

Voting Rights

Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of our common stock are not entitled to cumulative voting rights.

Dividend Rights

Subject to the terms of any then outstanding series of preferred stock, the holders of our common stock are entitled to dividends in the amounts and at times as may be declared by our board of directors out of funds legally available therefor.

Liquidation Rights

Upon liquidation or dissolution, holders of our common stock are entitled to share ratably in all net assets available, if any, for distribution to stockholders after we have paid, or provided for payment of, all of our debts and liabilities, and after payment of any liquidation preferences to holders of any then outstanding shares of preferred stock.

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Other Matters

Holders of our common stock have no redemption, conversion or preemptive rights. There are no sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock that we may issue in the future.

All of our outstanding shares of common stock are fully paid and nonassessable.

Our common stock is listed on the NYSE American under the symbol “AIM.”

Preferred Stock

This section describes the general terms and provisions of the shares of our Preferred Stock, $0.01 par value. We have 5,000,000 shares of authorized preferred stock. Our board of directors is authorized to designate different classes of preferred stock by filing a certificate of designation with the Secretary of State of Delaware. The certificate of designation may be authorized by our board of directors without approval by our stockholders.

Series B Convertible Preferred Stock

Conversion. Each share of Series B Convertible Stock is convertible at our option at any time on or after March 8, 2020 or at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Series B Convertible Stock by a conversion price of $8.80 per share. In addition, the conversion price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications. Subject to limited exceptions, a holder of the Series B Convertible Stock will not have the right to convert any portion of the Series B Convertible Stock to the extent that, after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

Fundamental Transactions. In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent conversion of the Series B Convertible Stock, the holders of the Series B Convertible Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon conversion in full of the Series B Convertible Stock.

Dividends. Holders of Series B Convertible Stock shall be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of common stock.

Voting Rights. Except as otherwise provided in the certificate of designation or as otherwise required by law, the Series B Convertible Stock has no voting rights.

Liquidation Preference. Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Series B Convertible Stock will be entitled to receive out of our assets, whether capital or surplus, the same amount that a holder of common stock would receive if the Series B Convertible Stock were fully converted (disregarding for such purpose any conversion limitations under the certificate of designation) to common stock, which amounts shall be paid pari passu with all holders of common stock.

Redemption Rights. We are not obligated to redeem or repurchase any shares of Series B Convertible Stock. Shares of Series B Convertible Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous provisions.

Series A Junior Participating Preferred Stock.

On November 19, 2002, our board of directors declared a dividend distribution of one Right (a “Right”) for each outstanding share of Common Stock to stockholders of record at the close of business on November 29, 2002. On November 14, 2017, at the direction of our board of directors, we amended and restated our Rights Agreement with American Stock Transfer & Trust Company, LLC, as amended and restated, or the Rights Agreement. Each Right entitles the registered holder to purchase from us a unit consisting of one one-hundredth of a share, or a Unit, of Series A Junior Participating Preferred Stock, par value $0.01 per share, or the Series A Preferred Stock, at a Purchase Price of $21.00 per Unit, subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement. The foregoing description of the Rights and the Rights Agreement are qualified in their entire by reference to the disclosure in our Registration Statement on Form 8-A12B (No. 0-27072) and the Rights Agreement filed therewith, filed with the SEC on November 14, 2017, with such filing and exhibit being herein incorporated by reference.

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Stock Incentive Plan

The 2018 Equity Incentive Plan, effective September 12, 2018, authorizes the grant of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards. Initially, a maximum of 159,091 shares of common stock is reserved for potential issuance pursuant to awards under the 2018 Equity Incentive Plan. Unless sooner terminated, the 2018 Equity Incentive Plan will continue in effect for a period of 10 years from its effective date. As of September 23, 2019, 121,653 shares of common stock and options to purchase 121,653 shares of common stock have been issued under this plan.

Possible Anti-Takeover Effects of Delaware Law, our Certificate of Incorporation and Bylaws, and Stockholder Rights Plan

The provisions of Delaware law, our certificate of incorporation and our bylaws and our Stockholder Rights Plan described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, our board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	on or after such date, the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years before the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

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Certificate of Incorporation and Bylaws

Our certificate of incorporation and/or bylaws provide that:

●	our bylaws may be amended or repealed by our board of directors or our stockholders;
●	our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of our board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve;
●	our stockholders do not have cumulative voting rights, and therefore our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors; and
●	our stockholders must comply with advance notice provisions to bring business before or nominate directors for election at a stockholder meeting.

Stockholder Rights Plan

As discussed above in “Description of Capital Stocks - Series A Junior Participating Preferred Stock” we have a Stockholder Rights Plan which could dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, our board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing our board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Transfer Agent and Warrant Agent

The transfer agent and registrar for our common stock and the warrant agent for the warrants is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 5,813,953 shares of our common stock and/or pre-funded warrants to purchase up to 5,813,953 shares of our common stock and warrants to purchase up to 5,813,953 shares of our common stock. The shares of common stock and the pre-funded warrants will be issued separately. We are also registering the shares of common stock issuable from time to time upon exercise of the pre-funded warrants and the warrants offered hereby.

Common Stock

The material terms and provisions of our common stock and each other class of securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

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Duration and Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% or 9.99% at the election of the holder prior to issuance of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants, but not above 9.99%. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

If a registration statement registering the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act is not effective or no current prospectus is available then the pre-funded warrant may only be exercised, in whole or in part, through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Fundamental Transaction

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants. The pre-funded warrants provide that holders thereof are entitled to participate in certain distributions by us to our common stock holders to the same extent that such pre-funded warrant holders would have participated therein if they had held the number of shares of common stock acquirable upon exercise of such warrants.

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Choice of Forum Provision

The pre-funded warrants provide that the state and federal courts sitting in the City of New York, Borough of Manhattan will be the exclusive jurisdiction for any legal proceeding concerning the interpretation, enforcement and defense of the transactions contemplated by the pre-funded warrant. It is possible that a court could find this type of provision to be inapplicable or unenforceable.

Warrants

The following summary of certain terms and provisions of warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Duration and Exercise Price

Each warrant will be exercisable at any time after their original issuance and will expire on the fifth anniversary of the original issuance date. The exercise price per whole share of our common stock purchasable upon the exercise of the warrants is 110% of the public offering price of the common stock. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. A warrant to purchase one share of our common stock will be issued for every one share of common stock or pre-funded warrant purchased in this offering.

Exercisability

Each warrant will be exercisable at any time after their original issuance and will expire on the fifth anniversary of the original issuance date. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% % or 9.99% at the election of the holder prior to issuance of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s warrants, but not above 9.99%. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or no current prospectus is available then the warrant may only be exercised, in whole or in part, through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Fundamental Transaction

In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

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Transferability

Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer. The warrants will be issued separately from the common stock and pre-funded warrants, and may be transferred separately immediately thereafter.

Exchange Listing

We do not intend to list the warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants. The warrants provide that holders thereof are entitled to participate in certain distributions by us to our common stock holders to the same extent that such warrant holders would have participated therein if they had held the number of shares of common stock acquirable upon exercise of such warrants.

Choice of Forum Provision

The warrants provide that the state and federal courts sitting in the City of New York, Borough of Manhattan will be the exclusive jurisdiction for any legal proceeding concerning the interpretation, enforcement and defense of the transactions contemplated by the warrant. It is possible that a court could find this type of provision to be inapplicable or unenforceable.

U.S. Tax Consequences

In the event of an adjustment (or nonoccurrence of an adjustment) to the exercise price or the number of shares or other consideration for which a warrant or pre-funded warrants may be exercised, the holders of the warrants or pre-funded warrants may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. See “Material U.S. Federal Income Tax Consequences.” Because this deemed income would not give rise to any cash from which any applicable withholding tax could be satisfied, if withholding taxes (including backup withholding taxes) are paid on behalf of a holder, those withholding taxes may be set off against any cash or shares received pursuant to the warrants or pre-funded warrants (or, in some circumstances, against any payments on the shares).

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the shares of common stock and pre-funded warrants and accompanying warrants or components thereof, which we refer to collectively as the Securities, issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or IRS, in effect as of the date of this offering. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Securities. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership and disposition of the Securities.

This discussion is limited to holders that hold the Securities as a “capital asset” within the meaning of Section 1221 of the Code (property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

●	U.S. expatriates and certain former citizens or long-term residents of the United States;
●	persons holding the Securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
●	banks, insurance companies, and other financial institutions;
●	brokers, dealers or traders in securities;
●	controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
●	tax-exempt organizations or governmental organizations;
●	persons deemed to sell the Securities under the constructive sale provisions of the Code;
●	persons for whom our stock and pre-funded warrants constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;
●	persons who hold or receive the Securities pursuant to the exercise of any employee stock option or otherwise as compensation;
●	persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an “applicable financial statement” (as defined in the Code);
●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and
●	tax-qualified retirement plans.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the Securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the Securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS LEGAL OR TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Allocation of Purchase Price

Each share of common stock or pre-funded warrant, as applicable, and accompanying warrant will be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock or pre-funded warrant, as applicable, and a warrant to purchase a share of our common stock. In determining their tax basis for the common stock or pre-funded warrant and warrant constituting a unit, holders of Securities should allocate their purchase price for the unit between the common stock or pre-funded warrant, as applicable, and the warrant on the basis of their relative fair market values at the time of issuance. The Company does not intend to advise holders of the Securities with respect to this determination, and holders of the Securities are advised to consult their tax and financial advisors with respect to the relative fair market values of the common stock or pre-funded warrant, as applicable, and the warrants for U.S. federal income tax purposes.

Treatment of Pre-funded Warrants

Although not free from doubt, a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes, and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock, as described below. Accordingly, no gain or loss should be recognized (other than with respect to cash paid in lieu of a fractional share) upon the exercise of a pre-funded warrant (except in the case of a cashless exercise, the treatment of which for U.S. federal income tax purposes is not clear) and, upon exercise, the holding period of a pre-funded warrant should carry over to the share of common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the share of common stock received upon exercise, increased by the exercise price of $0.001. The discussion below assumes the characterization described above is respected for U.S. federal income tax purposes. Holders should consult their tax advisors regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including alternative characterizations).

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Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of the Securities that, for U.S. federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

Distributions

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock or pre-funded warrants in the foreseeable future. However, if we do make distributions on our common stock or pre-funded warrants, such distributions of cash or property on our common stock will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. holder’s adjusted tax basis in its common stock, but not below zero.

Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock or pre-funded warrants, as applicable.

Although not free from doubt, if we make any distributions of cash or property to holder of our warrants, such distributions should be taxable as ordinary income.

Sale or Other Taxable Disposition of Common Stock or Pre-funded Warrants

Upon the sale, exchange or other taxable disposition of the common stock or pre-funded warrants, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and (ii) such U.S. holder’s adjusted tax basis in the common stock or pre-funded warrant. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such common stock or pre-funded warrant is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

Sale or Other Disposition, Exercise or Expiration of Warrants

Upon the sale or other disposition of a warrant (other than by exercise), a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the U.S. holder’s tax basis in the warrant. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such warrant is more than one year at the time of the sale or other disposition. The deductibility of capital losses is subject to certain limitations.

In general, a U.S. holder will not be required to recognize income, gain or loss upon exercise of a warrant for its exercise price (except to the extent the U.S. holder receives a cash payment for a such fractional share that would otherwise have been issuable upon exercise of the warrant, which will be treated as a sale as described above under “Sale or Other Taxable Disposition of Common Stock or Pre-funded Warrants”). A U.S. holder’s tax basis in a share of common stock received upon exercise of warrants will be equal to the sum of (1) the U.S. holder’s tax basis in the warrants exchanged therefor and (2) the exercise price of such warrants. A U.S. holder’s holding period in the shares of common stock received upon exercise will commence on the day after such U.S. holder exercises the warrants. Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a warrant on a cashless basis, we intend to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the shares of common stock received upon exercise of warrants should commence on the day after the warrants are exercised. In the latter case, the holding period of the shares of common stock received upon exercise of warrants would include the holding period of the exercised warrants. However, our position is not binding on the IRS, and the IRS may treat a cashless exercise of a warrant as a taxable exchange. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a warrant on a cashless basis, including with respect to their holding period and tax basis in the common stock received.

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If a warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to such holder’s tax basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the U.S. holder’s holding period in such warrant is more than one year. The deductibility of capital losses is subject to certain limitations.

Constructive Dividends on Warrants or Pre-funded Warrants

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if at any time during the period in which a U.S. holder holds warrants, the exercise price is adjusted in certain circumstances or other adjustments are made (or in certain circumstances, there is a failure to make adjustments), such adjustments may result in the deemed payment of a taxable dividend to a U.S. holder of the warrants to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. In addition, a holder of a pre-funded warrant may, in some circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the exercise price or number of shares of common stock issuable upon exercise of the pre-funded warrant. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the warrants and pre-funded warrants.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on the common stock or pre-funded warrants or warrants (including constructive dividends) or receives proceeds from the sale or other taxable disposition of common stock, pre-funded warrants, or warrants. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

●	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

●	furnishes an incorrect taxpayer identification number;

●	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. holder” is a beneficial owner of the Securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Distributions

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends on our capital stock. However, if we do make distributions on our common stock or pre-funded warrants, such distributions of cash or property on our common stock or pre-funded warrants will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock or pre-funded warrants, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock, pre-funded warrants or warrants. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

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Subject to the discussion below on backup withholding and foreign accounts, dividends paid to a non-U.S. holder of our common stock or pre-funded warrants, and distributions paid to a non-U.S. holder of our warrants, in each case that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or distributions, as applicable (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends or distributions as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our common stock, pre-funded warrants or warrants in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends or distributions are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends or distributions and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends or distributions paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends or distributions are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends or distributions on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Exercise of Warrants or Pre-funded Warrants

A non-U.S. holder generally will not be subject to U.S. federal income tax on the exercise of warrants into shares of common stock or pre-funded warrants. However, if a cashless exercise of warrants or pre-funded warrants results in a taxable exchange, as described in “- Treatment of the Pre-funded Warrants” and “- Tax Considerations Applicable to U.S. holders - Sale or Other Disposition, Exercise or Expiration of Warrants,” the rules described below under “Sale or Other Disposition of Common Stock, Pre-funded Warrants or Warrants” would apply.

Sale or Other Disposition of Common Stock, Pre-funded Warrants or Warrants

Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock, pre-funded warrants or warrants unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our common stock, pre-funded warrants, or warrants constitute U.S. real property interests, or USRPIs, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

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A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Constructive Dividends on Warrants or Pre-funded Warrants

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends on our capital stock. However, if at any time during the period in which a non-U.S. holder holds warrants the exercise price is adjusted in certain circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may result in the deemed payment of a taxable dividend to a non-U.S. holder of the warrants to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. A holder of pre-funded warrants can similarly be treated as receiving deemed payment of a taxable dividend under certain circumstances. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments (or absence of adjustments) to the warrants and pre-funded warrants.

Information Reporting and Backup Withholding

Subject to the discussion below on foreign accounts, a non-U.S. holder will not be subject to backup withholding with respect to distributions on our common stock or pre-funded warrants or warrants we make to the non-U.S. holder (including constructive dividends with respect to warrants and pre-funded warrants), provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on our common stock, pre-funded warrants and warrants to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our common stock, pre-funded warrants or warrants within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our common stock, pre-funded warrants or warrants outside the United States conducted through certain U.S.- related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise establishes an exemption. Proceeds of a disposition of our common stock, pre-funded warrants or warrants conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

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Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our common stock, pre-funded warrants or on distributions paid on our warrants, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our common stock, pre-funded warrants or warrants paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends) or distributions that constitute “fixed or determinable annual or periodical gains, profits and income”. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our common stock, pre-funded warrants or warrants on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions.

UNDERWRITING

We and the Underwriter intend to enter into an underwriting agreement with respect to the shares of common stock, the purchase warrants and pre-funded warrants. Subject to certain conditions, we have agreed to sell to the Underwriter, and the underwriter has agreed to purchase, the shares of common stock, the purchase warrants and pre-funded warrants indicated in the following table on a best efforts basis:

Underwriter	Number of Shares	Number of Warrants	Number of Pre-Funded Warrants	Total
A.G.P./Alliance Global Partners
Total

This offering is being completed on a “best efforts” basis and the Underwriter has no obligation to buy any securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated . The obligations of the Underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions , representations and warranties contained in the underwriting agreement, such as receipt by the Underwriter of officers’ certificates and legal opinions.

Over-Allotment Option

Pursuant to the underwriting agreement, we have granted the Underwriter an option, exercisable for up to 45 days from the date of this prospectus, to purchase up to an additional 872,093 shares of common stock and/or warrants on the same terms as the other securities being purchased by the underwriter from us. The Underwriter may exercise the option solely to cover over-allotments. If the over-allotment option to purchase additional shares of common stock (excluding warrants) is exercised in full, the total public offering price, underwriting compensation (including discounts, but not including any other compensation described hereunder) and proceeds to us before offering expenses will be approximately $1,500,000 , $105,000 and $1,395,000 , respectively, and excluding the proceeds, if any, from the exercise of the pre-funded warrants.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

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Underwriter Compensation

We have agreed to sell the securities to the underwriter at the offering price of $                per share of common stock and the accompanying warrant, or per pre-funded warrant and the accompanying warrant, as applicable, which represents the offering price of such securities set forth on the cover page of this prospectus, less the applicable 7% underwriting discount.

We have also agreed to pay a non-accountable expense allowance to the underwriter equal to $50,000. In addition, we have agreed to reimburse the Underwriter for accountable legal expenses incurred by it in connection with this transaction in the amount of $75,000. We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $380,909.

The following table summarizes the underwriting discount we will pay to the Underwriter. These amounts are shown assuming both no exercise and full exercise of the over-allotment option.

			Per	Total
	Per Share	Per Warrant	Pre-Funded Warrant	Without Over-Allotment	With Over-Allotment
Public offering price	$	$	$	$	$
Underwriting discounts and commissions (7%)	$	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$	$

Underwriter’s Warrant

Upon closing of this offering, we will issue to A.G.P. a compensation warrant entitling A.G.P. or its designees to purchase a number of shares of our common stock equal to up to 3% of the aggregate number of the shares of common stock that we issue in this offering, subject to any reductions necessary to comply with the rules and regulations of the Financial Industry Regulatory Authority, Inc., or FINRA. This warrant will be exercisable at any time and from time to time, in whole or in part, during the four year period commencing one year from the effective date of the registration statement of which this prospectus forms a part. The warrant will provide for registration rights for the shares underlying the warrant, pursuant to FINRA Rule 5110(f)(2)G), including a one-time demand registration right and piggyback rights for period of not more than seven years, as well as contain customary anti-dilution provisions. Pursuant to FINRA Rule 5110(g), the underwriter warrants and any shares issued upon exercise of the underwriter warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the underwriter or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Lock-Up Agreements

In connection with this offering, we, along with our directors and executive officers have agreed with the Underwriter that for a 90-day “lock-up” period, commencing from the date of this prospectus, subject to specified exceptions, without the prior written consent of the Underwriter, we and they will not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the underwriter.

Price Stabilization

The rules of the SEC generally prohibit the Underwriter from trading in our securities on the open market during this offering. However, the Underwriter is allowed to engage in some open market transactions and other activities during this offering that may cause the market price of our securities to be above or below that which would otherwise prevail in the open market. These activities may include stabilization, short sales and over-allotments, syndicate covering transactions and penalty bids.

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●	Stabilizing transactions consist of bids or purchases made by the Underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments occur when the Underwriter sells more of our shares of common stock than it purchases from us in this offering. To cover the resulting short position, the Underwriter may exercise the over-allotment option described above or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The Underwriter will make available a prospectus in connection with any such short sales. Purchasers of shares sold short by the Underwriter are entitled to the same remedies under the federal securities laws as any other purchaser of shares covered by the registration statement.

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the underwriter in order to reduce a short position.

●	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the shares of common stock originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

If the Underwriter commences these activities, it may discontinue them at any time without notice. The Underwriter will carry out any such transactions on the NYSE American.

Listing

Our common stock is listed on the NYSE American under the symbol “AIM”.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the Underwriter of this offering, or by its affiliates. Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by the Underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriter in its capacity as an Underwriter.

Other Relationships

The Underwriter and its affiliates may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They may in the future receive, customary fees and commissions for these transactions. In the course of its businesses, the Underwriter and its affiliates may actively trade our securities or loans for its own account or for the accounts of customers, and, accordingly, the Underwriter and its affiliates may at any time hold long or short positions in such securities or loans.

Except for services provided in connection with this offering, and except as set forth in this section, the underwriter has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus and we do not expect to retain the Underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Notice to Investors in the United Kingdom

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any such securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

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b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

c)	by the Underwriter to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of these securities shall result in a requirement for the publication by the issuer or the Underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any such securities to be offered so as to enable an investor to decide to purchase any such securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression” Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The Underwriter has represented, warranted and agreed that:

a)	it has only communicated or caused to be communicated and will only communicate or cause to be

b)	communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of any of the securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

c)	it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

European Economic Area

In particular, this document does not constitute an approved prospectus in accordance with European Commission’s Regulation on Prospectuses no. 809/2004 and no such prospectus is to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (being the Directive of the European Parliament and of the Council 2003/71/EC and including any relevant implementing measure in each Relevant Member State) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in the last annual or consolidated accounts; or

c)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

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For the purposes of this provision, the expression an “offer of securities to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. For these purposes the shares offered hereby are “securities.”

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by Silverman Shin & Byrne PLLC, New York, New York. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, New York, New York, is acting as counsel for the Underwriter in connection with this offering.

EXPERTS

The consolidated financial statements of the Company and its subsidiaries as of and for the year ended December 31, 2018, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by Morrison, Brown, Argiz & Farra, LLC, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements of the Company and its subsidiaries as of and for the year ended December 31, 2017, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the offer and sale of our securities under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Company. The SEC’s internet site can be found at www.sec.gov. We maintain a website at www.aimimmuno.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

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This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on April 1, 2019;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 filed with the SEC, respectively, on May 15, 2019 and August 14, 2019;

●	our Current Reports on Form 8-K filed with the SEC on May 2, 2019, June 5, 2019, June 25, 2019, July 22, 2019, August 23, 2019, August 26, 2019, September 9, 2019 and September 16, 2019;

●	our Definitive Proxy Statement on Schedule 14A (other than information furnished) filed with the SEC on August 20, 2019;

●	a description of our common stock contained in our registration statement on Form S-1, SEC File No. 333-117178, filed on July 6, 2004, and any amendment or report filed for the purpose of updating this description; and

●	a description of the Rights to purchase shares of our Series A Junior Participating Preferred Stock, which are attached to all shares of Common Stock, is contained in our registration statement on Form 8-A12B, SEC File No. 0-27072, filed on November 14, 2017.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of offerings under this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: AIM ImmunoTech Inc., 2117 SW Highway 484, Ocala, FL 34473, Attn: Secretary, or you may call us at (352) 448-7797.

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5,813,953 Shares of Common Stock

Pre-Funded Warrants to Purchase Up to 5,813,953 Shares of Common Stock

Warrants to Purchase 5,813,953 Shares of Common Stock

AIM IMMUNOTECH INC.

PROSPECTUS

A.G.P.

         , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, excluding dealer-manager fees. All expenses incurred with respect to the registration of the common stock will be borne by us. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Item	Amount to be Paid
SEC registration fee	$2,967
FINRA filing fee	3,005
Legal fees and expenses	200,000
Accounting fees and expenses	100,000
Miscellaneous expenses	75,000
Total	$380,969

Item 14.	Indemnification of Directors and Officers

Article Eighth of our Amended and Restated Certificate of Incorporation provides that we shall indemnify to the extent permitted by Delaware law any person whom it may indemnify thereunder, including directors, officers, employees and agents. Such indemnification (other than an order by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. In addition, the Registrant’s Amended and Restated Certificate of Incorporation eliminates, to the extent permitted by Delaware law, personal liability of directors to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as directors.

The Registrant’s authority to indemnify its directors and officers is governed by the provisions of Section 145 of the Delaware General Corporation Law (the “DGCL”), as follows:

(a)	A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

II - 1

(b)	A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)	To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)	Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition or such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)	For purposes of this section, references to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

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(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans, references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan, and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries, and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section, or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Pursuant to Section 102(b)(7) of the DGCL, Article Ninth of our amended and restated certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

●	from any breach of the director’s duty of loyalty to us or our stockholders;

●	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the DGCL; and

●	from any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to, repeal or adoption of any provision of the certificate of incorporation inconsistent with article Ninth shall apply to or have any effect on the liability of any director for or with respect to any act or omission of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision.

The foregoing discussion of our amended and restated certificate of incorporation and Delaware law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation or law. Insofar as the foregoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act of 1933, as amended, or the Securities Act, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.	Recent Sales of Unregistered Securities

All share and per share numbers in this Item 15 have been adjusted to reflect the one-for-44 reverse stock split of our issued and outstanding shares of common stock effected on June 10, 2019.

The following sets forth information regarding all unregistered securities sold by us in the three years preceding the date of this registration statement. This information has been retroactively adjusted to reflect the reverse stock split for all periods presented:

On September 6, 2016, we entered into a Securities Purchase Agreement (the “September Purchase Agreement”) with certain investors for the sale by us of 75,758 shares of our common stock registered under our S-3 shelf registration statement on at a purchase price of $66.00 per share. Concurrently with the sale of the common stock, pursuant to the September Purchase Agreement, we also sold unregistered warrants to purchase 56,818 shares of common stock for aggregate gross proceeds of $5,000,000. Subject to certain ownership limitations, the warrants are initially exercisable six-month after issuance at an exercise price equal to $88.00 per share of common stock, subject to adjustments as provided under the terms of the warrants. The warrants are exercisable for five years from the initial exercise date. Pursuant to an engagement agreement, we paid our placement agent an aggregate fee equal to 7% of the gross proceeds received by us from the sale of the securities in the offering and granted to our placement agent or its designees warrants to purchase up to 5% of the aggregate number of shares sold in the transactions amounting to 3,788 unregistered warrants. The placement agent warrants have substantially the same terms as the investor warrants, except that the placement agent warrants will expire on September 1, 2021 and have an exercise price equal to $82.50 per share of common stock.

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On February 1, 2017, we entered into Securities Purchase Agreements (each, a “February Purchase Agreement”) with certain investors for the sale by us of 41,322 shares of our common stock at a purchase price of $24.50 per share. Concurrently with the sale of the common stock, pursuant to the February Purchase Agreement, we also sold unregistered warrants to purchase 30,992 shares of common stock for aggregate gross proceeds of approximately $1,000,000. The warrants have an exercise price of $33.00 per share, are exercisable six months after issuance, and will expire five years from the initial exercise date. Pursuant to an engagement agreement, we paid our placement agent an aggregate fee equal to 7% of the gross proceeds received by us from the sale of the securities in the offering and granted to our placement agent or its designees warrants to purchase up to 5% of the aggregate number of shares sold in the transactions amounting to 2,066 unregistered warrants. The placement agent warrants have substantially the same terms as the investor warrants, except that the placement agent warrants will expire on February 1, 2022 and have an exercise price equal to $30.25 per share of common stock. The Company subsequently registered the shares issuable upon exercise of the warrants on form S-1.

The board of directors approved up to $500,000 for all directors, officers and employees to buy company shares from the Company at the market price. As of November 5, 2018, the Company had issued all the authorized shares (22,282 shares) of its common stock at prices between $8.80 and $30.36 per share directly to executives and employees, for $ $373,852 in a series of private transactions pursuant to stock purchase agreements.

On June 11, 2019, the board of directors approved up to $500,000 for all directors, officers and employees to buy company shares from the Company at the market price. As of June 28, 2019, the Company has issued 67,767 shares of its common stock at prices between $4.03 and $4.37 for a total of $274,000. This plan expired August 19, 2019.

On June 1, 2017, the exercise price of Warrants issued in September 2016 was changed to $22.00. As a result, the warrant holders exercised these Warrants and purchased 53,864 shares of Company common stock. The Company realized net proceeds of $1,055,000 from this exercise. In conjunction with the foregoing, the Company also issued 53,864 series A warrants with an exercise price of $26.40 per share, an initial exercise date of December 1, 2017 and expiring March 6, 2022 (the “Series A Warrants”) and 172,364 series B warrants with exercise price of $26.40, an initial exercise date December 1, 2017 per share and expiring March 1, 2018. The foregoing transactions are hereinafter referred to as the “Exchange Transaction”. In addition, on July 10, 2017, the warrant holders exercised the remaining 2,955 warrants issued in September 2016 and purchased 2,955 shares of common stock. The Company realized net proceeds of $65,000 from this exercise. In conjunction with the foregoing the Company issued 2,955 Series A Warrants and 9,455 Series B Warrants (with an exercise price of $26.40 and an initial exercise date January 10, 2018 on the three-month anniversary of the of the initial exercise date).

Pursuant to an engagement agreement, the Company paid its placement agent an aggregate fee equal to 7% and 10.5%, respectively, of the gross proceeds received by the Company from the sale of the securities in the offerings and granted to its placement agent or its designees warrants to purchase up to 5% of the aggregate number of shares sold in the transactions amounting to 3,788 and 2,449, respectively, unregistered warrants. The placement agent warrants have substantially the same terms as the investor warrants, except that the 3,788 placement agent warrants issued in September 2017 will expire September 1, 2021 and have an exercise price equal to $82.50 per share of common stock and the 2,449 placement agent warrants issued in June 2017 will expire June 1, 2022 and have an exercise price of $27,50.

On August 23, 2017, the Holders of the Series A Warrants and Series B Warrants exchanged all of their Warrants for new warrants (respectively, the “Series A Exchange Warrants” and the “Series B Exchange Warrants” and, collectively, the “Exchange Warrants”) identical to the Warrants except as follows: The exercise price of both Exchange Warrants is $19.80 per share, subject to adjustment therein, and the number of Series B Exchange Warrants issued was proportionately reduced to an aggregate of 63,637 warrants so that all Exchange Warrants in the Exchange Transaction do not exceed 19.9% of the number of the Company’s issued and outstanding shares of Common Stock as of May 31, 2017, the date of the Exchange Transaction offer letters. The issuance of the Exchange Warrants by the Company and the shares of Common Stock issuable upon exercise of the Exchange Warrants is exempt from registration pursuant to Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The 63,637 warrants with an expiration date of March 1, 2018 and an exercise price on $19.80 were exercised in January and February 2018. The Company realized proceeds of $1,260,000 from these exercises.

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On November 27, 2017, the Company reactivated its equity distribution agreement with Maxim Group LLC (the “2012 EDA”) pursuant to which it could sell shares of its common stock from time to time through Maxim, as sales agent. During the period of December 5, 2017 through July 17, 2019 (the termination date), the Company sold an aggregate of 67,506 shares under the EDA for proceeds of $1,065,000 net of $33,000 in commissions. Pursuant to a prospectus supplement dated February 7, 2018, the Company was able to sell up to 148,845 of its common stock (inclusive of shares already sold under the prospectus supplement) under the 2012 EDA. On July 19, 2019, the Company entered into a new Equity Distribution Agreement (the “Distribution Agreement”), with Maxim, pursuant to which the Company may sell from time to time, shares of its common stock, $0.001 par value per share (the “Shares”) through Maxim, as agent (the “Offering”). Prior thereto, the Company and Maxim had terminated the prior 2012 Equity Distribution Agreement. On July 19, 2019, the Company filed a prospectus supplement with the Securities and Exchange Commission in connection with the Offering under its existing Registration Statement on Form S-3 (File No 333-226059), which became effective on August 3, 2018, related to the sale of shares having an aggregate offering price of up to $4,508,244. As of September 23, 2019 the Company sold 738,869 shares under the Distribution Agreement for a total of $2,187,141 which includes a 3.5% fee to Maxim of $76,550.

Effective with the semi-monthly period ended April 30, 2017, all of the members of the Company’s board of directors agreed to accept 100% of their directors’ fees in the form of options to purchase Company Common Stock. This program was terminated as of August 31, 2017. In this regard, options to purchase 4,684 shares of Company common stock were issued with exercise prices ranging from $15.84 to $29,48, a holding period of 10 years and vesting over three years. In addition, commencing with the semi-monthly period ended June 15, 2017, certain officers of the Company and certain other employees of the Company, agreed to accept 20% of their salary in options to purchase Company Common Stock. This program was also terminated as of August 31, 2017. In this regard, options to purchase 4,884 shares of Company common stock were issued with exercise prices ranging from $15.84 to $29.48, a holding period of 10 years and vesting over three years.

On May 2, 2019, the Company entered into an agreement with the holders of 103,410 warrants (classified as liability) pursuant to which the warrant exercise price was reduced to $6.60 and all of the warrants were exercised, reducing the liability attributed to the warrants by approximately $404,000, and the Company realized about $682,000 in net proceeds, resulting in an addition to stockholders’ equity of approximately $1,086,000.As part of the cash conservation program adopted on August 28, 2017, starting with the month of September 2017, the directors agreed to defer 100% of their fees until cash is available. In consideration of this deferral, 5,137 options were issued to each of the two independent directors in February 2018 with an exercise price of $16.28; 3,456 options were issued to each of the two independent directors in May 2018 with an exercise price of $13.20, and 2,230 options were issued in July 2018 with an exercise price of $13.64. All of the foregoing options and the options discussed below are exercisable for a period of 10 years with a vesting period of three years. This program was suspended as of July 15, 2018 and all remaining deferred fees were paid in July 2018.This Program was reactivated as of August 16, 2018 with the understanding that options would not be issued on the deferred amounts until the 2018 Equity Incentive Plan was approved by the stockholders and the securities issuable thereunder were registered with the SEC. The 2018 Equity Incentive Plan was approved by the stockholders and the securities issuable thereunder were registered with the SEC and, on October 17, 2018, 3,927 options were issued to each of the two independent directors with an exercise price on $9.68 for a period of ten years with a vesting period of one year. On January 28, 2019, an aggregate of 11,698 options were issued to each of the directors with an exercise price of $9.68 for a period of ten years with a vesting period of one year for the deferral of fees and for chairing various committees, respectively. Starting April 1, 2019, 50% of the Directors fees have being paid in Company stock. As of September 23, 2019 each of the two independent Directors has received 20,383 shares.

Also, as part of the cash conservation program adopted on August 28, 2017, starting with the month of September 2017, certain officers agreed to defer 40% of their salaries until cash is available. In consideration of this deferral, 20,102 options were issued to these officers in February 2018 with an exercise price of $16.20; 13,618 options were issued to these officers in May 2018 with an exercise price of $13.20, and 8,847 options were issued to these officers in July 2018 with an exercise price of $13.64. This program was suspended as of July 15, 2018 and all remaining deferred salaries were paid on July 2018. This Program was reactivated as of August 16, 2018 for 50% of their salaries with the understanding that options would not be issued on the deferred amounts until the 2018 Equity Incentive Plan was approved by the shareholders and the plan registered with the SEC. The 2018 Equity Incentive Plan has been approved by the shareholders and registered with the SEC and on October 17, 2018, 18,380 options were issued to these officers with an exercise price on $9.68 for a period of ten years with a vesting period of one year. On January 28, 2019, 27,570 options were issued to each of these officers with an exercise price of $9.68 for a period of ten years with a vesting period of one year.

Also as part of the cash conservation program adopted on August 28, 2017, all employees agreed to be paid 50% of their salaries in the form of unrestricted common stock of the Company. Starting with the month of September 2017, the salaries of all the employees of the Company were paid 50% in the form of unrestricted common stock of the Company. The total number of shares issued as of June 30, 2018 to the employees under this program was 48,111 shares at stock prices ranging from $13.64 to $24.20 per share. This program was suspended by the board of directors on June 30, 2018.

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On March 24, 2018, the Company sold 28,409 shares of common stock under its S-3 shelf registration. The Company realized net proceeds of $475,000 from this stock offering and paid $25,000 in placement agent fees.

On April 20, 2018, the Company entered into Securities Purchase Agreements (the “Purchase Agreements”) with certain investors (the “Investors”) for the sale by the Company of an aggregate of 150,000 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $17.16 per share. Concurrently with the sale of the Common Shares, pursuant to the Purchase Agreements the Company also sold 150,000 warrants, 50% of which are Class A Warrants and 50% of which are Class B Warrants (collectively, the “Warrants”). The Company received gross proceeds from the sale of the Warrants solely to the extent such Warrants are exercised for cash. Both classes of Warrants will not be exercisable until six months after issuance and will have an exercise price of $17.16 per share, subject to adjustments as provided under the terms of the Warrants. The Class A Warrants and Class B Warrants will expire, respectively, two and five years after the date on which they are first exercisable. The closing of the sales of these securities under the Purchase Agreements took place on April 24, 2018. The Company received net proceeds from the transactions of $2,343,820 after deducting certain fees due to the placement agent and the Company’s transaction expenses.

The 2009 Equity Incentive Plan, effective June 24, 2009, as amended, authorizes the grant of non-qualified and incentive stock options, stock appreciation rights, restricted stock and other stock awards. A maximum of 500,000 shares of common stock is reserved for potential issuance pursuant to awards under the 2009 Equity Incentive Plan. Unless sooner terminated, the 2009 Equity Incentive Plan will continue in effect for a period of 10 years from its effective date. During 2018, there were 106,255 options granted by the Company under this Plan.

The 2018 Equity Incentive Plan, effective September 12, 2018, authorizes the grant of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards. Initially, a maximum of 159,091 shares of common stock is reserved for potential issuance pursuant to awards under the 2018 Equity Incentive Plan. Unless sooner terminated, the 2018 Equity Incentive Plan will continue in effect for a period of 10 years from its effective date. On October 17, 2018, the board of directors issued 26,234 options to the officers and directors at the exercise price of $9.68 expiring in 10 years, and on November 14, 2018, the board of directors issued 23 options to each employee, officer and director at the exercise price of $9.68 expiring in ten years. On January 28, 2019, 39,268 options were issued to the officers and directors with an exercise price of $9.68 for a period of ten years with a vesting period of one year.

In connection with the foregoing unregistered issuance of securities, except as noted above, we relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act and/or Section 4(a)(2) of the Securities Act.

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Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

The following exhibits are being filed with this Registration Statement:

Exh.
No.	Description

1.1*	Underwriting Agreement.

3.1(i)	Amended and Restated Certificate of Incorporation of the Company, as amended, along with Certificates of Designations. (2)

3.2(i)	Amendment to Certificate of Incorporation. (3)

3.3(i)	Amendment to Certificate of Incorporation. (4)

3.4(i)	Amendment to Certificate of Incorporation (52)

3.5(i)	Amendment to Certificate of Incorporation. (53)

3.6(i)	Certificate of Designation of Preference, Rights and Limitations of Series B Convertible Preferred Stock. (51)

3.7(ii)	Amended and Restated By-Laws of Registrant. (33)

4.1	Specimen certificate representing our Common Stock. (2)

4.2	Amended and Restated Rights Agreement, dated as of November 14, 2017, between the Company and American Stock Transfer & Trust Company LLC. The Amended and Restated Right Agreement includes the Form of Certificate of Designation, Preferences and Rights of the Series A Junior Participating Preferred Stock, the Form of Rights Certificate and the Summary of the Right to Purchase Preferred Stock. (5)

4.3	Form of Indenture filed with Form S-3 Universal Shelf Registration Statement. (6)

4.4	Form of Warrant pursuant to August 30, 2016 Securities Purchase Agreement. (36)

4.5	Form of Warrant pursuant to February 1, 2017 Securities Purchase Agreement. (38)

4.6	Form of Series A Warrant-June 2017. (41)

4.7	Form of Series B Warrant-June 2017. (41)

4.8	Form of New Series A Warrant-August 2017. (40)

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4.9	Form of New Series B Warrant-August 2017. (40)

4.10	Form of Warrant issued to Purchaser of facility. (21)

4.11	Form of Class A Warrant- April 2018. (44)

4.12	Form of Class B Warrant- April 2018. (44)

4.13	September 28, 2018 Secured Convertible Promissory Note from the Company to Iliad Research and Trading, L.P. (49)

4.14	Form of Non-Transferable Subscription Rights Certificate. (51)

4.15	Form of Warrant Agreement. (51)

4.16	Form of Warrant Certificate. (51)

4.17**	Form of Pre-Funded Warrant.

4.18**	Form of Warrant.

4.19	March 2019 Amendment to September 28, 2018 Secured Convertible Promissory Note from the Company to Iliad Research and Trading, L.P. (1)

4.20*	Form of Representative’s Warrant.

5.1*	Opinion of Silverman Shin & Byrne PLLC

10.1	Form of Confidentiality, Invention and Non-Compete Agreement. (2)

10.2	Form of Clinical Research Agreement. (2)

10.3	Employee Wage or Hours Reduction Program. (7)

10.4	Supply Agreement with Hollister-Stier Laboratories LLC dated December 5, 2005. (9)

10.5	Amendment to Supply Agreement with Hollister-Stier Laboratories LLC dated February 25, 2010. (10)

10.6	Vendor Agreement with Bio Ridge Pharma, LLC dated August 15, 2011. (31).

10.7	Vendor Agreement with Armada Healthcare, LLC dated August 15f, 2011. (31).

10.8	Amended and restated employment agreement with Wayne Springate dated May 1, 2011. (12)

10.9	Amended and restated employment agreement with Thomas K. Equels dated December 6, 2011. (15)

10.10	Amendment to Supply Agreement with Hollister-Stier Laboratories LLC executed September 9, 2011. (16)

10.11	Equity Distribution Agreement, dated July 23 12, 2012 with Maxim Group LLC. (18)

10.12	Vendor Agreement extension with Bio Ridge Pharma, LLC dated August 14, 2012. (17)

10.13	Vendor Agreement extension with Armada Healthcare, LLC dated August 14, 2012. (17)

10.14	Vendor Agreement extension with Armada Healthcare, LLC dated July 19, 2013. (19)

10.15	Vendor Agreement extension with Bio Ridge Pharma, LLC dated July 19, 2013. (19)

10.16	Vendor Agreement extension with Bio Ridge Pharma, LLC and Armada Healthcare, LLC dated August 8, 2014.(20)

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10.17	Sales, Marketing, Distribution, and Supply Agreement with Emerge Health Pty Ltd. dated March 9, 2015.(Confidential Treatment granted with respect to portions of the Agreement) (20)

10.18	August 4, 2015 Amendment to Equity Distribution Agreement between the registrant and Maxim Group LLC. (23)

10.19	Vendor Agreement extension with Armada Healthcare, LLC dated July 29, 2015. (24)

10.20	Vendor Agreement extension with Bio Ridge Pharma, LLC dated July 29, 2013. (24)

10.21	Early Access Agreement with Impatients N.V. dated August 3, 2015.(Confidential Treatment granted with respect to portions of the Agreement) (25)

10.22	Sales, Marketing, Distribution, and Supply Agreement with Emerge Health Pty Ltd. dated August 6, 2015. (Confidential Treatment granted with respect to portions of the Agreement) (25)

10.23	Addendum to Early Access Agreement with Impatients N.V. dated October 16, 2015.(Confidential Treatment granted with respect to portions of the Agreement) (25)

10.24	Letter agreement between Dr. Carter and the Company dated September 28, 2015 extending the period for notice of non-renewal to December 1, 2015 within the June 11, 2010 Amended and Restated Engagement Agreement entered into between the Company and Dr. Carter. (25)

10.25	November 23, 2015 William A. Carter Employment Agreement Waiver. (26)

10.26	November 23, 2015 Thomas K. Equels Employment Agreement Waiver. (26)

10.27	Equity Distribution Agreement, dated December 15, 2015 with Chardan Capital Markets, LLC. (27)

10.28	December 23, 2015 letter to Dr. Carter related to non-renewal of his consulting agreement and continued consulting services. (28)

10.29	2016 Senior Executive Deferred Cash Performance Award Plan. (29)

10.30	2016 Voluntary Incentive Stock Award Plan. (29)

10.31	Amended and Restated 2016 Senior Executive Deferred Cash Performance Award Plan. (30)

10.32	Sales, Marketing, Distribution and Supply Agreement (the “Agreement”) with Scientific Products Pharmaceutical Co. LTD dated March 3, 2016 (Confidential Treatment granted with respect to portions of the Agreement). (32)

10.33	Agreement between Avrio Biopharmaceuticals (“Avrio”) and the Company dated July 20, 2016 (Confidential Treatment granted with respect to portions of the Agreement). (34)

10.34	Licensing Agreement dated April 13, 2016 with Lonza Sales AG (Confidential Treatment granted with respect to portions of the Agreement). (35)

10.35	Form of Securities Purchase Agreement entered into on August 30, 2016. (36)

10.36	Amended and Restated Early Access Agreement with Impatients N.V. dated May 20, 2016. (Confidential Treatment granted with respect to portions of the Agreement) (37)

10.37	December 13, 2016 Amendment No. 1 to Amended and Restated Early Access Agreement with Impatients N.V. (21)

10.38	June 28, 2017 Amendment No. 2 to Amended and Restated Early Access Agreement with Impatients N.V. (21)

10.39	February 14, 2018 Amendment No. 3 to Amended and Restated Early Access Agreement with Impatients N.V. (21)

10.40	March 26, 2018 Amendment No. 4 to Amended and Restated Early Access Agreement with Impatients N.V. (21)

10.41	Form of Securities Purchase Agreement entered into on February 1, 2017. (38)

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10.42	August 2017 Form of Employee Pay Reduction Plan. (39)

10.43	August 2017 Form of Executive Compensation Deferral Plan. (39)

10.44	August 2017 Form of Directors’ Compensation Deferral Plan. (39)

10.45	Form of August 2017 Agreement between the Company and the Warrantholders. (40)

10.46	Form of June 2017 Agreement between the Company and the Warrantholders. (41)

10.47	Mortgage and Security Agreement with SW Partners LLC dated May 12, 2017. (42)

10.48	Promissory Note with SW Partners LLC dated May 12, 2017. (42)

10.49	September 11, 2017 Purchase and Sale Agreement- 5 Jules Lane. (21)

10.50	January 8, 2018 Purchase and Sale Agreement- 783 Jersey Lane. (21)

10.51	Lease Agreement for 783 Jersey Lane. (21)

10.52	Form of Stock Purchase Agreement entered into on March 21, 2018. (43)

10.53	Form of Securities Purchase Agreement entered into on May 24, 2018. (47)

10.54	2018 Equity Incentive Plan. (48)

10.55	October 9, 2018, Clinical Trial Agreement with Roswell Park Comprehensive Cancer Center. (46)

10.56	October 8, 2018, Restated First Amendment to Purchase and Sale Agreement. (46)

10.57	October 9, 2018, Restated Bill of Sale for the Restated First Amendment and Sale Agreement. (46)

10.58	Form of Agreement between the Company and the Warrantholders.- May 2, 2109 (54)

10.59	Termination of August 4, 2015 Equity Distribution Agreement between the registrant and Maxim Group LLC. (55)

10.60	July 19, 2019 Equity Distribution Agreement between the registrant and Maxim Group LLC. (55)

10.61	Note Purchase Agreement dated August 5, 2019 with Chicago Ventures Partners, L.P. (56)

10.62	Secured Promissory Note dated August 5, 2019 issued to Chicago Ventures Partners, L.P. (56)

10.63	Security Agreement dated August 5, 2019 with Chicago Ventures Partners, L.P. (56)

10.64	Salary Reduction and Restricted Stock Award Memo (August 2019). (57)

10.65	Form of Restricted Stock Award. (57)

16.1	April 5, 2018 Letter from RSM US LLP. (45)

21.1	List of Subsidiaries. (47)

23.1*	Consent of Morrison, Brown, Argiz & Farra, LLC.

23.2*	Consent of RSM US LLP.

23.3	Consent of Silverman Shin & Byrne PLLC. (included in Exhibit 5.1)

24	Power of Attorney. (included on signature page of the initial filing of the Registration Statement)

*	Filed herewith.
**	Previously filed.

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(1)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed March 15, 2019 and is hereby incorporated by reference.

(2)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Registration Statement on Form S-1 (No. 33-93314) filed November 2, 1995 and is hereby incorporated by reference.

(3)	Filed with the Securities and Exchange Commission as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on September 16, 2011 and is hereby incorporated by reference.

(4)	Filed with the Securities and Exchange Commission as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on June 27, 2016 and is hereby incorporated by reference.

(5)	Filed with the Securities and Exchange Commission on November 14, 2017 as an exhibit to the Company’s Registration Statement on Form 8-A12B (No. 0-27072) and is hereby incorporated by reference.

(6)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Form S-3 Registration Statement (No. 333-205228) on June 25, 2015 and is hereby incorporated by reference.

(7)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s annual report on Form 10-K (No. 000-27072) for the year ended December 31, 2008 and is hereby incorporated by reference.

(8)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s quarterly report on Form 10-Q (No. 000-27072) for the period ended June 30, 2010 and is hereby incorporated by reference.

(9)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s annual report on Form 10-K (No. 000-27072) for the year ended December 31, 2005 and is hereby incorporated by reference.

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(10)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K (No. 000-27072) for the year ended December 31, 2009 and is hereby incorporated by reference.

(11)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 000-27072) dated May 28, 2010 and is hereby incorporated by reference.

(12)

Filed with the Securities and Exchange Commission as an exhibit to the Company’s quarterly report on Form 10-Q (No. 000-27072) for the period ended March 31, 2011 and is hereby incorporated by reference.

(13)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s quarterly report on Form 10-Q (No. 000-27072) for the period ended September 30, 2011 and is hereby incorporated by reference.

(14)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 000-27072) filed September 23, 2011 and is hereby incorporated by reference.

(15)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 000-27072) filed December 12, 2011 and is hereby incorporated by reference.

(16)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K (No. 000-27072) for the year ended December 31, 2011 and is hereby incorporated by reference.

(17)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 000-27072) filed August 15, 2012 and is hereby incorporated by reference.

(18)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 10-K (No. 000-27072) filed July 23, 2012 and is hereby incorporated by reference.

(19)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s annual report on Form 10-K (No. 000-27072) for the year ended December 31, 2013 and is hereby incorporated by reference.

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(20)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s annual report on Form 10-K (No. 000-27072) for the year ended December 31, 2014 and is hereby incorporated by reference.

(21)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s annual report on Form 10-K (No. 000-27072) for the year ended December 31, 2017 and is hereby incorporated by reference left blank.

(22)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 000-27072) filed June 23, 2015 and is hereby incorporated by reference.

(23)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 000-27072) filed August 4, 2015 and is hereby incorporated by reference.

(24)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s quarterly report on Form 10-Q (No. 000-27072) for the period ended June 30, 2015 and is hereby incorporated by reference.

(25)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s quarterly report on Form 10-Q (No. 1-13441) for the period ended September 30, 2015 and is hereby incorporated by reference.

(26)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 000-27072) filed November 23, 2015 and is hereby incorporated by reference.

(27)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 000-27072) filed December 15, 2015 and is hereby incorporated by reference.

(28)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 000-27072) filed January 14, 2016 and is hereby incorporated by reference.

(29)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 000-27072) filed February 4, 2016 and is hereby incorporated by reference.

(30)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 000-27072) filed March 1, 2016 and is hereby incorporated by reference.

(31)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s amended quarterly report on Form 10-Q/A (No. 000-27072) for the period ended September 30, 2011 and is hereby incorporated by reference.

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(32)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s quarterly report on Form 10-Q for the period ended March 31, 2016 and is hereby incorporated by reference.

(33)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed June 10, 2016 and is hereby incorporated by reference.

(34)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s quarterly report on Form 10-Q for the period ended June 30, 2016 and is hereby incorporated by reference.

(35)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s quarterly report on Form 10-Q/A for the period ended March 31, 2016 and is hereby incorporated by reference.

(36)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed September 1, 2016 and is hereby incorporated by reference.

(37)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K/A filed May 8, 2017 and is hereby incorporated by reference.

(38)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed February 3, 2017 and is hereby incorporated by reference.

(39)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed August 29, 2017 and is hereby incorporated by reference.

(40)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed August 23, 2017 and is hereby incorporated by reference.

(41)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed June 1, 2017 and is hereby incorporated by reference.

(42)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s quarterly report on Form 10-Q (No. 000-27072) for the period ended March 31, 2017 and is hereby incorporated by reference.

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(43)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed March 22, 2018 and is hereby incorporated by reference.

(44)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed April 20, 2018 and is hereby incorporated by reference.

(45)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed May 6, 2018 and is hereby incorporated by reference.

(46)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s quarterly report on Form 10-Q (No. 000-27072) for the period ended September 30, 2018 and is hereby incorporated by reference.

(47)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Registration Statement on Form S-1 (No. 333-226057) filed July 2, 2018 and is hereby incorporated by reference.

(48)	Filed with the Securities and Exchange Commission as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on August 3, 2018 and is hereby incorporated by reference.

(49)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed October 4, 2018 and is hereby incorporated by reference.

(50)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed March 8, 2019 and is hereby incorporated by reference.

(51)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Registration Statement on Form S-1/A (No. 333-229051) filed February 6, 2019 and is hereby incorporated by reference.

(52)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed June 5, 2019 and is hereby incorporated by reference.

(53)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed August 23, 2019 and is hereby incorporated by reference.

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(54)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed May 2, 2019 and is hereby incorporated by reference.

(55)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed July 22, 2019 and is hereby incorporated by reference.

(56)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s quarterly report on Form 10-Q (No. 000-27072) for the period ended June 30, 2019 and is hereby incorporated by reference.

(57)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed August 26, 2019 and is hereby incorporated by reference.

(b) Financial Statement Schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser: If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) For the purpose of determining any liability under the Securities Act, the registrant will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ocala, State of Florida, on September 23, 2019 .

AIM IMMUNOTECH INC.

/s/ Thomas K. Equels
By:	Thomas K. Equels
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas K. Equels as his or her true and lawful attorney-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on September 23, 2019 .

Signature	Title

/s/ Thomas K. Equels	Chief Executive Officer (Principal Executive) and
Thomas K. Equels	Director

/s/Ellen Lintal	Chief Financial Officer
Ellen Lintal	(Principal Financial Officer and Principal Accounting Officer)
*	Director (Chairman)
William M. Mitchell, M.D., Ph.D.
*	Director
Stewart L. Appelrouth

*By:	/s/ Thomas K. Equels
Attorney-in-Fact

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